UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Green Brick Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware				001-33530	20-5952523
(State or other jurisdiction of incorporation)				(Commission File Number)	(IRS Employer Identification Number)

5501 Headquarters Drive, Suite 300W
Plano	,	TX	75024	(469)	573-6755
(Address of principal executive offices, including Zip Code)				(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The New York Stock Exchange
Depositary Shares (each representing a 1/1000th interest in a share of 5.75% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share)	GRBK PRA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 10, 2025, Green Brick Partners, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the (i) election of seven director nominees (Proposal 1) and (ii) ratification of the appointment of RSM US LLP as the Company’s independent registered accounting firm for the 2025 fiscal year (Proposal 2). The results of the votes are set forth below.

Proposal 1—Election of Directors

The stockholders voted in favor of the election of the following director nominees as directors for a term of office expiring at the Company’s 2026 Annual Meeting of Stockholders and until the due election and qualification of their respective successors, or such nominee’s earlier death, removal or resignation received.

	Number of Votes
	For	Withheld	Broker Non-Votes
Elizabeth K. Blake	33,488,968	460,347	5,379,804
Harry Brandler	33,583,093	366,222	5,379,804
James R. Brickman	33,832,350	116,965	5,379,804
David Einhorn	33,537,178	412,137	5,379,804
Kathleen Olsen	33,485,075	464,240	5,379,804
Richard S. Press	33,390,312	559,003	5,379,804
Lila Manassa Murphy	32,518,122	1,431,193	5,379,804

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders approved the ratification of the appointment of RSM US LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending on December 31, 2025.

Number of Votes
For	Against	Abstain
39,256,204	63,972	8,943

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.
By:	/s/ Jeffery D. Cox
Jeffery D. Cox
Interim Chief Financial Officer

Date: June 11, 2025